UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: March 31, 2010

                         American Airlines, Inc.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                     13-1502798           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

American Airlines, Inc is furnishing herewith a press release issued on March 31, 2010 as Exhibit 99.1, which is included herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  March 31, 2010

EXHIBIT INDEX

Exhibit   Description

99.1 Press Release

                         CONTACT:      Andrew Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE:  Wednesday, March 31, 2010

AMERICAN AIRLINES BOLSTERS COMMITMENT TO NEW YORK
BY ENHANCING NETWORK, SCHEDULE, FACILITIES AND FLEET
AT NEW YORK’S AIRPORTS, AND INTRODUCES NEW PARTNERSHIPS
WITH JETBLUE AIRWAYS AND NYC & COMPANY

AMERICAN EXPANDS NEW YORK NETWORK SERVICE AND PRESENCE BY:

•	Announcing Partnership with JetBlue Airways for Key East Coast Gateways and More Connections to International Flights
•	Expanding Marketing Efforts to NYC Travelers, Including a Partnership with NYC & Company
•	Offering 31 New Flights on 13 New Routes Combined from LaGuardia and JFK by End of Year
•	Adding Seven New Destinations Served by 23 New Flights Announced Today
•	Introducing, Enhancing Service with American Eagle Bombardier Two-Class Regional Jets
•	Investing More Than $30 Million in LaGuardia and JFK Terminal Improvements
•	Exploring British Airways and American Co-Location at JFK Terminal 8 for Easier Passenger Connections to oneworld Partners
•	Designating New Officer Dedicated to New York Market

Editor's Note:  The press conference will be streamed live via Ustream.  To view the broadcast, log on to www.facebook.com/AA and click on the "Live NYC" tab.

NEW YORK CITY – American Airlines is bolstering its service for customers in New York City by announcing today plans to add seven new destinations served by 23 additional flights to and from the city’s two airports, enhancing the travel experience with upgraded aircraft, and providing customers with improved terminal facilities.
American also designated a new officer position that will have responsibility for airport operations and broad oversight of all the company’s activities in the New York market. In addition, American announced an agreement with JetBlue Airways that will offer JetBlue customers simple connections to American’s international flights and new convenient domestic flight options on JetBlue for American’s customers in and out of New York and Boston.
American believes the network initiatives announced today will build passenger demand for its international network to Europe, Asia and South America, including its joint business with British Airways and Iberia between North America and Europe, which is expected to be approved by regulators and implemented later this year. When it is able to consult with British Airways and Iberia following regulatory approval, American expects to announce new international destinations to be added in 2011 at John F. Kennedy International Airport.
The enhancements build on American’s “cornerstone” network strategy announced in September 2009. The strategy bolsters American’s network in the New York, Dallas/Fort Worth, Chicago, Miami, and Los Angeles markets. These markets represent top U.S. commerce centers and are significant international gateways, which provide the best connections to American’s global network and the networks of its partner airlines in the oneworld® Alliance.

Separately, American announced an expansion of marketing efforts with NYC & Company, the city’s official marketing, tourism and partnership organization, to ensure that its valued customers in New York are aware of the latest improvements and future initiatives. American will work more closely with the city to attract additional visitors to New York City, an important shared goal for American and NYC & Company.
“Our announcements today demonstrate our strong commitment to New York, and we look forward to expanding that commitment in the months and years to come,” said Gerard Arpey, Chairman and CEO of American Airlines. “We have a long history in New York, and we’re going to grow those roots with new routes, new partnerships, even deeper local relationships, and the kind of service that New Yorkers expect and that will attract more visitors and commerce to the city.”
Arpey noted that American’s expanded commitment to the New York market extends beyond its schedule, operations and facilities – to its people as well. The company has more than 11,000 employees and retirees who call New York home, and, as part of today’s announcement, American said it has named Art Torno as Vice President – New York, a position that will be responsible for airport operations and broad oversight of all of the company’s activities in the New York market. Torno has been at American for more than 30 years, during which he served in numerous management roles with increasing responsibility.
“In Art Torno, the New York market is getting a talented and committed professional who will be devoted to the needs of the local market,” Arpey said. “We are confident his presence will deepen our relationship with this great city and its customers.”

JetBlue Agreement

American Airlines and JetBlue Airways today announced an agreement for commercial collaboration in New York and Boston that benefits customers of both airlines. The agreement will provide customers with interline service in non-overlapping markets, which will offer them more choices and convenient connections. The companies are also exploring other commercial cooperation.
The partnership will focus on routes into and out of JFK and Boston Logan International Airport that extend and complement each others’ networks. For example, it would provide seamless service for customers who wish to fly nonstop from Nantucket to JFK on JetBlue and from there to London on American. Likewise, customers can board American from Paris to JFK and connect to a nonstop flight on JetBlue to Burlington, Vt. JetBlue customers will be able to effortlessly connect on flights to 12 of American’s international destinations from JFK and Boston including Barcelona, Spain; Sao Paulo, Brazil; and Tokyo, Japan.
On domestic routes where the carriers don’t currently compete, American customers can book convenient, nonstop JetBlue flights from JFK and Boston to 18 domestic markets, including Portland, Maine; Nantucket, Mass.; and Burlington, Vt.
Under terms of the agreement, American intends to transfer eight slot pairs at Ronald Reagan National Airport and one slot pair at White Plains, N.Y. to JetBlue, and JetBlue intends to transfer 12 slot pairs at JFK to American.
Customers of both airlines are expected to benefit from improved connections, while each airline will see additional customers fed into their networks. None of the routes on which the airlines will cooperate overlap current flights served by the other. The agreement will provide connections for more passengers at JFK and Boston to American’s international destinations in Europe, Asia, and South America. It also will generate more traffic and support for American’s planned joint business with oneworld partners British Airways and Iberia between North America and Europe, and with Japan Airlines between North America and Asia.

“This new agreement with JetBlue complements our domestic and international network and will bolster our partnerships with other oneworld members. It will provide important opportunities to grow international traffic flowing into and out of the United States for American,” Arpey said. “That ultimately strengthens our operations, network, and customer feed at JFK and at Boston Logan. And, while we bolster American’s own network, in turn we will help solidify oneworld as the premier global alliance with the finest airline brands and networks worldwide.”
Certain portions of the cooperative agreement may be subject to regulatory review.

New Routes with American and American Eagle
Starting in summer 2010, American and American Eagle will expand the routes and service they offer customers from New York. Including previously announced additions, by year end at LaGuardia and JFK combined, American and American Eagle will add 31 total flights to and from 13 additional routes, bringing total NYC departures to 216 and unique destinations to 63. Today’s announcement includes seven new destinations served on 23 new roundtrip flights. When combined with new options for travel on JetBlue, American’s New York customers will have access to 81 unique destinations on 271 nonstop flights by the end of 2010. In addition, American serves four destinations with 18 daily departures out of Newark (N.J.) Liberty International Airport.

LaGuardia
New American Eagle Bombardier CRJ-700 airplanes, outfitted with First Class as well as new Coach Class seats, will fly new routes from LaGuardia to Minneapolis-St. Paul four times daily, to Atlanta seven times daily, and five times daily to Charlotte, N.C. The CRJ-700s will also be used to fly existing routes from LaGuardia to Toronto and Raleigh-Durham, N.C., giving passengers in those markets access to First Class service.
American will also increase mainline daily flights to and from Miami and Chicago from LaGuardia. In sum, the new flights expand American’s domestic network and give the airline’s most important customers direct access to the top business markets as well as giving leisure travelers new, competitive options. The initiative also increases the number of seats available in busy existing markets.

JFK
As previously announced, American begins service in April and May to San Jose, Costa Rica; Madrid, Spain; and Manchester, England. Previously announced non-stop service to Austin, Texas, will begin in July.
American also announced it will add twice-daily, nonstop service to and from Fort Lauderdale, Fla., in November and increase daily frequencies to Orlando, Fla.; Las Vegas, Nev.; and Miami effective in November.

American Eagle previously announced daily round-trip service on regional jets to and from Columbus, Ohio, and St. Louis. American Eagle today announced twice-daily service to and from both Indianapolis, Ind., and Cincinnati, Ohio. In addition, American Eagle will begin one flight daily to and from Norfolk, Va. Those new flights will use Embraer regional jets and are slated to begin by year end. They will be assigned times so that customers can make easy connections to American’s international flights. The airline will also assign the two-class CRJ-700s to upgrade existing routes from JFK, offering First Class service to Washington Reagan, Boston, and Toronto starting in early 2011.
All of the schedule changes for this year are reflected in the Company’s existing seating capacity guidance for 2010.

LGA and JFK Facilities Improvements and Potential Co-Location of oneworld Partner British Airways in JFK’s Terminal 8
American plans several improvements to its facilities at LaGuardia in addition to the Concourse D checkpoint expansion it completed in 2008 and the current installation of escalators to the baggage claim area. American has recently selected an architectural firm to undertake an extensive refurbishment of its LaGuardia Admirals Club location, which will include an upgrade of all of the club furnishings and finishes, as well as renovation of the restrooms and expansion of the seating areas. The interior of Concourse D will be renovated over a two-year period with all new ceilings, lighting, terrazzo flooring, wall panels and flight information displays. Once completed, these renovations will give the concourse a fresher, more open, and brighter feel.
After the Concourse D renovations are completed, American anticipates undertaking similar renovations in its Concourse C gate areas. American estimates the total cost of these LaGuardia improvements to be approximately $30 million.
American is currently looking at various options to connect the two concourses on the secure side of the terminal to allow its passengers flying out of Concourse C to easily access the Concourse D Admirals Club location.
At JFK, American has put out to bid a 3,000 square foot expansion of its existing 11,000 square foot Concourse C Admirals Club, along with some reconfiguration and refurbishment of the club, which was opened in 2005.
American Airlines and British Airways are currently evaluating a proposal by the Port Authority of New York and New Jersey to develop an expansion of the new state-of-the-art $1.3 billion international Terminal 8 to allow the airlines to co-locate their operations. Terminal 8 was designed by American expressly to meet the needs of modern customers traveling internationally, and the potential expansion and joint operation of the facility by American and British Airways would allow quick and easy customer connections from airline to airline. If agreeable financial terms can be reached with the Port, the potential co-location would benefit not only the airlines and their customers but the Port itself, which has been exploring various ways to expand JFK gate capacity.

Expanded Marketing and Advertising Plans, Partnership with NYC & Company
To ensure that American’s customers are aware of its New York-market enhancements, the company plans a more comprehensive marketing and advertising effort in the region. In addition to advertising that is already planned, American has signed a partnership agreement with NYC & Company.
Through the partnership, American and NYC & Company will work together to promote the airline to the many local residents who travel for business and leisure. At the same time, American and NYC & Company will work to attract more travelers to New York City – one of the city’s most important priorities and a key to its economic vitality. Efforts will include cross-promotional and sponsorship opportunities that highlight American’s extensive domestic and global network, as well as its extended global network through the oneworld Alliance to help bring new visitors to New York City and encourage them to stop over and stay.
 “Our partnership with NYC & Company will help American and the city to achieve our mutual goal of bringing more people to New York City,” said Dan Garton, Executive Vice President – Marketing for American Airlines. “Aligning American with the city’s official tourism organization will help generate awareness and loyalty from New Yorkers, who appreciate companies that support the city. Plus, we’re excited about working closely with NYC & Company to generate traffic from around the U.S. and the world to the great city of New York.”
“This announcement is yet another great moment in the long partnership that NYC & Company has shared with American Airlines,” said NYC & Company CEO George Fertitta. “This partnership will combine strategic opportunities to drive travel to New York City through existing programs and new initiatives that will underscore New York City as an exciting destination in key domestic markets. By working with tourism partners who help New York City offer visitors a world-class travel experience, New York City will remain on course to achieve Mayor Bloomberg’s mandate to attract 50 million visitors annually by 2012.”

About American Airlines
American Airlines, American Eagle and AmericanConnection® serve 250 cities in 40 countries with, on average, more than 3,400 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning Web site, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve nearly 700 destinations in more than 130 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, We know why you fly and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

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